Exhibit 16

[Demetrius & Company, L.L.C. letterhead]

October 28, 2010

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

We have read First National Community Bancorp, Inc.’s statements included under Item 4.01 of its Form 8-K for October 28, 2010, and we agree with such statements concerning our Firm.

/s/ Demetrius & Company, L.L.C.